Exhibit 10.39
EQUITY EXCHANGE AGREEMENT
     This EQUITY EXCHANGE AGREEMENT (this “Agreement”) is entered into this ___day of March, 2008 (the “Exchange Effective Date”), by and among Heritage-Crystal Clean, Inc., a Delaware corporation (“HCC Inc.”), Heritage-Crystal Clean, LLC, an Indiana limited liability company (“HCC LLC”), and each of the members of HCC LLC. Each member of HCC LLC, other than BRS-HCC Investment Co., Inc. (“BRS-HCC”), are sometimes referred to in this agreement individually as a “Contributor,” and collectively as the “Contributors.” The Contributors are listed on Schedule A hereto.
RECITALS:
     WHEREAS, prior to the Exchange Effective Date, HCC LLC and each of its members adopted the Agreement and Amendment No. 7 (“Amendment No. 7”) to HCC LLC’s Restated Operating Agreement dated October 26, 2004, as amended October 26, 2004, December 10, 2004, February 16, 2006, February 28, 2006, February 14, 2007 and December 28, 2007 (the “Operating Agreement”) to simplify the capital structure of HCC LLC, by eliminating all of the outstanding preferred units of HCC LLC;
     WHEREAS, the Contributors, who collectively own all of the issued and outstanding common units of HCC LLC, other than those common units held by BRS-HCC (all such common units of HCC LLC not held by BRS HCC, collectively, the “Exchange Units”), have agreed to exchange the Exchange Units for shares of the common stock of HCC Inc., par value $0.01 per share (the “HCC Stock”), at the exchange rate of Five-Hundred (500) shares of HCC Stock per Exchange Unit, in the amounts listed on Schedule A hereto, effective as of and contingent upon the Closing (as hereinafter defined), and subject to the terms and conditions of this Agreement (the “Exchange”);
     WHEREAS, the Exchange is intended to qualify for “tax-free” treatment under Section 351 of the Internal Revenue Code of 1986, as amended;
     WHEREAS, effective simultaneous with and contingent to the Closing, HCC Inc. shall cancel the One-Hundred (100) shares of HCC Stock issued to HCC LLC (the “Share Cancellation”);
     WHEREAS, effective immediately subsequent to the Closing and the Share Cancellation, BRS-HCC will merge with and into HCC Inc., with HCC Inc. as the surviving entity (the “BRS Merger”), pursuant to the terms and conditions of that certain agreement and plan of merger, of even date herewith, between HCC Inc., BRS-HCC and the other parties thereto (the “Merger Agreement”), pursuant to which all right, title and interest in the membership interests of HCC LLC then held by BRS-HCC shall automatically vest in HCC Inc., and the shares of the Common Stock, par value $0.01 per share, which constituting one-hundred percent (100%) of the outstanding capital stock of BRS-HCC (the “BRS-HCC Stock”), shall automatically be extinguished, in consideration for which the holders of the BRS-HCC Stock shall receive the number of shares of HCC Stock as set forth in the Merger Agreement;
     WHEREAS, upon the completion of the Exchange, the Share Cancellation and the BRS Merger, HCC LLC shall become a wholly owned subsidiary of HCC Inc.; and

     WHEREAS, the Board of Directors of HCC Inc., the Board of Directors of HCC LLC and each of the Contributors have approved the Exchange on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:
1. The Exchange
     1.1 The Contributions. Effective as of and contingent upon the occurrence of the Closing, and on and subject to the terms and conditions of this Agreement, each Contributor shall contribute, convey, transfer, and assign to HCC Inc. the Exchange Units set forth opposite such Contributor’s name on Schedule A hereto and, in exchange, HCC Inc. shall issue to each Contributor the number of shares of the HCC Stock set forth opposite each Contributor’s name on Schedule A hereto.
     1.2 Instruments of Conveyance. All of the Exchange Units are uncertificated. Prior to the Closing, each of the Contributors shall deliver to HCC Inc. such good and sufficient duly executed instruments of conveyance, transfer and assignment as shall be necessary to vest in HCC Inc. all of the right, title and interest of each of the Contributors in their respective Exchange Units to put HCC Inc. in actual possession and operating control of such Exchange Units.
     1.3 Termination of Certain Existing Members’ Agreements. Prior to the Closing, all agreements and arrangements between HCC LLC and any of the Contributors or their successors or permitted assigns restricting or otherwise limiting the transfer or assignment of the Exchange Units, entered into prior to the Closing, whether or not reduced to writing (the “Arrangements”), other than: (i) this Agreement; (ii) the Operating Agreement; (iii) Amendment No. 7; (iv) the Merger Agreement; (v) the Heritage-Crystal Clean Key Employee Membership Interest Trust, Under Trust Agreement, dated February 1, 2002, as amended (the “HCC LLC KEMIT”); and (vi) all other agreements, documents and instruments contemplated hereby or executed in furtherance of the Exchange, the BRS Merger or the initial public offering of HCC Inc. (clauses (i) through (vi) collectively, the “Transaction Documents”), are hereby terminated and of no further force and effect in their entirety, including, without limitation, each of:
                    (a) that certain Members Agreement, dated August 1, 1999 among The Heritage Group, Joseph Chalhoub, as amended December 27, 2000 by The Heritage Group, 3571645 Canada Inc., as successor in interest by assignment from Joseph Chalhoub, Gregory Paul Ray, as Trustee under the Gregory Paul Ray Trust Agreement Dated March 7, 2000, Frank Fehsenfeld, Mike DeAngelis and John Lucks (the “1999 Members Agreement”);
                    (b) that certain Preferred Members Agreement, dated December 31, 2003 among The Heritage Group, J. Chalhoub Holdings, Ltd., Gregory Paul Ray, as Trustee under the Gregory Paul Ray Trust Agreement Dated March 7, 2000, Donald Brinckman, Fred M. Fehsenfeld, Jr., and James C. Fehsenfeld, as Trustee of Maggie Fehsenfeld Trust No. 103 and

as Trustee of the Irrevocable Trust for the Benefit of Frank Stockdale Fehsenfeld and his Issue (the “2003 Members Agreement”); and
                    (c) that certain Members Agreement, dated February 24, 2004 among The Heritage Group, J. Chalhoub Holdings Ltd., Gregory Paul Ray, as Trustee under the Gregory Paul Ray Trust Agreement Dated March 7, 2000, Donald Brinckman, Mike DeAngelis, John Lucks, Glenn Jones and Joseph Chalhoub, as Trustee of the Heritage-Crystal Clean Key Employee Membership Interest Trust, Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, as Trustee of Maggie Fehsenfeld Trust No. 103 and as Trustee of the Irrevocable Trust for the Benefit of Frank Stockdale Fehsenfeld and his Issue and Frank Fehsenfeld, and BRS-HCC Investment Co., Inc. (the “2004 members Agreement”, and together with the 1999 Members Agreement, the 2003 Members Agreement and all other Arrangements (other than the Transaction Documents), collectively, the “HCC LLC Members Agreements”).
The parties hereto expressly waive the application of any rights arising under any of the HCC LLC Members Agreements.
     1.4 The Closing. The Closing of the Exchange shall occur as soon as practicable after the receipt by HCC LLC of the Loan Proceeds (as such term is defined in Amendment No. 7). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
2. Representations and Warranties of the Contributors. Each of the Contributors hereby represents and warrants to HCC Inc. and HCC LLC that the statements contained in this Section 2 are correct and complete as of the Closing Date.
     2.1 Organization and Good Standing of HCC LLC. HCC LLC is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Indiana and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a material adverse effect on HCC LLC.
     2.2 Authorization. Upon the Closing, this Agreement and all documents executed by the Contributors in connection with the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents shall be valid and binding obligations of HCC LLC and each of the Contributors party hereto and thereto, and will be enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.
     2.3 Ownership Interests. Each Contributor holds of record and owns beneficially the Exchange Units set forth opposite his or her name on Schedule A free and clear of any claims, security interests, liens, pledges, charges, escrows, options, warrants, proxies, purchase rights, contracts, commitments, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other limitations, encumbrances or restrictions of any kind (“Encumbrances”), and upon transfer of the Exchange Units to HCC Inc., HCC Inc. will have good and valid title thereto free and clear of any Encumbrances. No Contributor is a party to any Encumbrance that could require the Contributor to sell, transfer or otherwise dispose of any of the Exchange Units (other than this Agreement or any of the other Transaction Documents, or the agreements terminated pursuant to Section 1.3 herein). No Contributor is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Exchange Units contributed by him, her or it, other than with respect to the Exchange Units held in trust pursuant to the HCC LLC KEMIT. The Contributors collectively own all of the issued and outstanding membership units of HCC LLC, other than those common units of HCC LLC that will be held by HCC Inc. as successor in interest by merger from BRS-HCC. As of the Closing Date, no preferred units of HCC LLC are outstanding.
     2.4 Noncontravention. Neither the execution, delivery nor performance of this Agreement nor any of the other Transaction Documents by HCC LLC or the Contributors will (i) violate, conflict with or result in a default under any contract or obligation to which HCC LLC or any Contributor is a party, or by which HCC LLC or any Contributor is bound, or cause the creation of any Encumbrance upon any of the assets of HCC LLC or the Contributors; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) in any respect under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to HCC LLC or any of the Contributors; (iii) require from HCC LLC or any of the Contributors any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which HCC LLC or any of the Contributors are a party or by which HCC LLC or any of the Contributors are bound.
     2.5 Governmental Consents. The performance by HCC LLC and the Contributors of this Agreement, and each of the other Transaction Documents and the transactions contemplated hereby and thereby, do not and will not require any registration with, consent or approval of, or notice to, with or by, any federal, state or other governmental authority or regulatory body.
     2.6 Investment Representation. Each Contributor acknowledges that the HCC Stock has not been, and will not be as of the Closing, or in connection with HCC Inc.’s initial public offering, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other regulatory body, and such shares are being offered in reliance upon federal and state exemptions. Each Contributor is acquiring the HCC Stock for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws.
3. Representations and Warranties of HCC Inc. HCC Inc. represents and warrants to each of the Contributors that the statements contained in this Section 3 are correct and complete as of the Closing Date.
     3.1 Organization and Power. HCC Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. HCC Inc. has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform under this Agreement.

     3.2 Authorization. Upon the Closing, this Agreement shall be a valid and binding obligation of HCC Inc. enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of HCC Inc.
     3.3 Non-Contravention. Neither the execution, delivery nor performance of this Agreement by HCC Inc. will (i) violate, conflict with or result in a default under any material contract or obligation to which HCC Inc. is a party or by which HCC Inc. or its assets is bound, or any provision of HCC Inc.’s Certificate of Incorporation or bylaws, or cause the creation of any Encumbrance upon any of the material assets of HCC Inc.; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) in any material respect under, any provision of any material law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to HCC Inc.; (iii) require from HCC Inc. any material notice to, declaration or filing with, or material consent or approval of any governmental authority or other third party; or (iv) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which HCC Inc. is a party or by which HCC Inc. is bound.
4. Additional Documents and Further Assurances. Each of the parties hereto, at the reasonable request of another party hereto, agree to execute and deliver such other instruments and documents, and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and each of the other Transaction Documents, and the transactions contemplated hereby and thereby.
5. Survival. All of the representations and warranties contained in this Agreement have been relied upon and shall survive the execution of this Agreement and continue in full force and effect forever. The covenants and other agreements contained in this Agreement shall survive the execution of this Agreement in accordance with the terms thereof.
6. Resale Restrictions. The Contributors covenant, warrant and represent that none of the HCC Stock issued pursuant to this Agreement will be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules of regulations of the Securities and Exchange Commission and applicable state securities laws and regulations.
7. Indemnity.
     7.1 Indemnification. The Contributors together with their permitted successors and heirs, executors and administrators (collectively, the “Indemnifying Parties”) shall jointly and severally indemnify, reimburse, defend (or, where applicable, pay the defense costs for) and hold harmless HCC Inc., HCC LLC and their successors (collectively, the “Indemnified Parties”) from and against any and all losses, damages, costs, third party claims, expenses (including court costs, amounts paid in settlement, judgments, reasonable attorneys’ fees or other expenses for investigating and defending), suits, actions, claims, deficiencies, Liabilities (as hereinafter defined) and obligations related to, arising out of or resulting from (i) any inaccuracy of the representations and warranties in Section 2; (ii) breach of Section 6; and/or (iii) any other breach of this Agreement.
     7.2 Certain Definitions. For purposes of this Section 7, “Liabilities” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, determined, determinable, contingent or otherwise, whether due or to become due, and whether or not required to be included in any financial statements or described in any notes thereto.
8. Miscellaneous.
     8.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.
     8.2 Entire Agreement. This Agreement together with the other Transaction Documents constitute the entire agreement between the parties hereto and supersede any prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.
     8.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, distributees, heirs, and grantors of any revocable trusts a party hereto. No Contributor may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of HCC Inc.
     8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     8.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     8.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt if it is sent by facsimile, or reputable express courier, and addressed or otherwise sent to the intended recipient as set forth below:

     If to HCC Inc. or HCC LLC:
c/o Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, Illinois 60123
Attention: Chief Executive Officer
Facsimile: (847) 836-5677
     If to a Contributor, the address for such Contributor on file with HCC Inc.
     In each case, with a copy to:
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Attention: Mark A. Harris and Heidi J. Steele
Facsimile: (312) 984-7700
     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (either of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     8.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
     8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
     8.10 Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.
     8.11 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

HERITAGE-CRYSTAL CLEAN, INC.

By:

Name:
Title:

HERITAGE-CRYSTAL CLEAN, LLC

By:

Name:
Title:

THE HERITAGE GROUP

By:

John Vercruysse

J. CHALHOUB HOLDINGS, LTD.

By:

Joseph Chalhoub, President

Frank Fehsenfeld

Mike DeAngelis

[Signature Page to Exchange Agreement]

GREGORY PAUL RAY TRUST U/T/A DTD. March 7, 2000

By:

Gregory Paul Ray, Trustee

John Lucks

Fred M. Fehsenfeld, Jr.

MAGGIE FEHSENFELD TRUST NO. 103

By:

James C. Fehsenfeld, Trustee

IRREVOCABLE TRUST FOR THE BENEFIT OF FRANK STOCKDALE FEHSENFELD AND HIS ISSUE

By:

James C. Fehsenfeld, Trustee

Glenn Jones

[Signature Page to Exchange Agreement]

THE HERITAGE-CRYSTAL CLEAN KEY EMPLOYEE MEMBERSHIP INTEREST TRUST

By:	THE HERITAGE GROUP, PURSUANT TO AN IRREVOCABLE APPOINTMENT OF A PROXY DATED FEBRUARY 24, 2004

By:

John Vercruysse

Donald Brinckman, as Trustee under the Donald W. Brinckman Trust Agreement u/t/a dated October 11, 1999, as amended

Ken Price

BRS-HCC INVESTMENT CO., INC.

By:

Name:
Title

[Signature Page to Exchange Agreement]

Schedule A

	Number of Exchange	Number of shares of
	Units Contributed	HCC Stock Received
Contributor of Record	in the Exchange	in the Exchange
The Heritage Group	5,580.73	2,790,365.00
J. Chalhoub Holdings, Ltd.	2,396.80	1,198,400.00
Frank Fehsenfeld	250.00	125,000.00
Mike DeAngelis	150.00	75,000.00
Gregory Paul Ray Trust (A)	250.00	125,000.00
Gregory Paul Ray Trust (B)	219.57	109,785.00
John Lucks	50.00	25,000.00
Fred M. Fehsenfeld, Jr.	1,819.44	909,720.00
Maggie Fehsenfeld Trust	113.71	56,855.00
Frank S. Fehsenfeld Trust	113.71	56,855.00
Glenn Jones	50.00	25,000.00
Heritage-Crystal Clean Key Employee Membership Interest Trust*	440.00	220,000.00
Ken Price	199.73	99,865.00
D. Brinckman Trust	1,128.20	564,100.00
TOTAL**	12,761.89	6,380,945.00

*	The shares of HCC Stock received in exchange for the Exchange Units contributed by the Heritage-Crystal Clean Key Employee Membership Interest Trust in the Exchange will distributed to the twenty-six (26) beneficiaries of the trust.

**	Does not take into account 1,906.69 common units held by BRS-HCC Investment Co., Inc. that will be converted into 953,345.00 shares of HCC Stock in the BRS Merger.